Exhibit 10.1
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 20th day of September 2024, by and between Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (“Grove” or the “Company”), and Volition Capital Fund IV, L.P., a Delaware limited partnership (“Subscriber”).
WHEREAS, Subscriber (or its Affiliates (as defined below)) holds (a) 10,000 shares of Grove’s Series A Convertible Preferred Stock (the “Series A Preferred”) with the designations, preferences and rights of such shares currently set forth in that certain certificate of designation of Series A Preferred that was filed with the Secretary of State of the State of Delaware on August 11, 2023 and (b) warrants to purchase, in aggregate, up to 1,600,683 shares of Class A Common Stock; and
WHEREAS, Subscriber desires to subscribe for and purchase from Grove, on the date hereof, 15,000 shares (the “Subscribed Shares” and the shares of Class A Common Stock issuable upon conversion of the Subscribed Shares, the “Conversion Shares” and, together with the Conversion Shares, the “Securities”) of Grove’s Series A' Convertible Preferred Stock (the “Series A' Preferred”) in exchange for (i) $15,000,000 paid to Grove (the “Cash Purchase Price”), (ii) the forfeiture and termination of all existing warrants to purchase, in aggregate, 1,600,683 shares of Class A Common Stock of the Company held by Subscriber or its Affiliates, all on the terms and subject to the conditions set forth herein (the “Cancellation”), and (iii) the modification of certain terms of the existing Series A Preferred (the “Series A Modification” and together with the Cancellation, the “Non-Cash Purchase Price” and, together with the Cash Purchase Price, the “Purchase Price”), and Grove desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber, all on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Subscription; Use of Proceeds.
1.1.Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and Grove hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares.
1.2.Use of Proceeds. The Company hereby agrees to use at least $10 million of the proceeds from the sale of the Subscribed Shares to repay a portion of its term loan outstanding under that certain its existing Loan and Security Agreement (the “Term Loan”), dated as of December 21, 2022 (as amended by that certain Amendment No. 1 to Term Loan, dated as of March 10, 2023 and that certain Amendment No. 2 to Term Loan, dated as of July 16, 2024), among the Company, Grove Collaborative, Inc., Ocean II PLO LLC, as administrative and collateral agent and the lending institutions party thereto, prior to November 30, 2024, but following the scheduled November interest payment thereunder.

2.Representations, Warranties and Agreements.
2.1.Subscriber’s Representations, Warranties and Agreements. To induce Grove to issue the applicable Subscribed Shares, Subscriber hereby represents and warrants to Grove and acknowledges and agrees with Grove, as of the date hereof and as of the Closing Date (as defined below), as follows:
2.1.1.Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
2.1.2.This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of Grove, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
2.1.3.The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a material adverse effect on the legal authority and ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”).
2.1.4.Subscriber (i) is (a) an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) and (b) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Securities for its own account and not for the account of others, or if Subscriber is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Securities in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) is not acquiring the Securities with a view towards, any distribution thereof in violation of the Securities Act; provided, however, that by making the representations herein, Subscriber does not agree to hold any of the Securities or any other securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Securities.
2.1.5.Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Except in respect of any stock lending program, Subscriber understands that the Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the issuer of such Securities or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including Rule 144), and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Securities shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale as set forth in this Subscription Agreement). Subscriber acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that unless the resale of the Securities is covered by an effective registration statement under the Securities Act, the Securities will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Securities are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Securities, and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Grove.
2.1.6.Subscriber understands and agrees that Subscriber is purchasing the Securities from Grove. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by Grove or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement. Subscriber acknowledges specifically that a possibility of total loss exists.
2.1.7.In making its decision to purchase the Securities, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of Grove contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone, other than Grove and its representatives concerning Grove, Securities or the offer and sale of the Securities. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Securities, including with respect to Grove. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Subscriber represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of Grove, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.
2.1.8.Subscriber became aware of this offering of the Securities solely by means of direct contact between Subscriber and Grove or one of their respective representatives. Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to Subscriber, by any general solicitation. Subscriber acknowledges that Grove represents and warrants that the Securities were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act.
2.1.9.Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of an investment in the Securities.
2.1.10.Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.
2.1.11.Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in Grove as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Grove from and after the Closing as a result of the purchase and sale of the Securities hereunder.
2.1.12.No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Grove.
2.1.13.Subscriber agrees that, from the date of this Subscription Agreement until the Closing, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of Grove. For the purposes hereof, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but shall not include pledging in the ordinary course of business as part of prime brokerage arrangements. Notwithstanding the foregoing, (a) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case of a Subscriber that is a multimanaged investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 2.1.13 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement. For the avoidance of doubt, this Section 2.1.13 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of Grove (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions.
2.2.Grove Representations, Warranties and Agreements. For purposes of Section 2.2, the term “Company” or “Grove” shall include any Person in which the Company directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person (the foregoing are collectively referred to herein as “Subsidiaries” and individually as a “Subsidiary”), unless context clearly indicates otherwise. To induce Subscriber to purchase the Subscribed Shares and agree to the Series A Modification and the Cancellation, assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 2.1 and except (i) as set forth in the SEC Documents (as defined below) (which disclosures serve to qualify these representations and warranties in their entirety), but excluding any disclosures set forth under the headings “Risk Factors,” or disclosure of risks set forth in any “forward-looking statements” disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature and (ii) as set forth on the Disclosure Schedule delivered by Grove to Subscriber contemporaneously with the execution of this Subscription Agreement (the “Disclosure Schedule”), Grove hereby represents and warrants and agrees with Subscriber (and not as to any other Person), that the statements contained in this Section 2.2 are true and correct as of the date hereof and as of the Closing Date:
2.2.1.Grove is duly incorporated and (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) is duly licensed or qualified to conduct its business and, if applicable, in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (ii), where the failure to be in good standing would not reasonably be expected to have a Grove Material Adverse Effect (as defined below), (iii) has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. The Company’s Subsidiaries are set forth in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “Commission” or the “SEC”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
2.2.2.The Subscribed Shares and the Conversion Shares have been duly authorized, are free and clear of all liens, encumbrances and other restrictions (other than restrictions on transfer arising under applicable securities laws) and, when issued and paid for pursuant to this Subscription Agreement, will be validly issued, fully paid and non- assessable and will not have been issued in violation of or subject to any preemptive or similar rights under Grove’s constitutive agreements or applicable law.
2.2.3.This Subscription Agreement have been duly authorized, validly executed and delivered by Grove and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is (or upon execution will be) the valid and binding obligation of Grove, enforceable against Grove in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4.The execution, delivery and performance of this Subscription Agreement (including compliance by Grove with all of the provisions hereof and thereof), the issuance and sale of the Securities to be issued by Grove and the consummation of the other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Grove or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Grove or any of its Subsidiaries is a party or by which Grove or any of its Subsidiaries is bound or to which any of the property or assets of Grove or any of its Subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Grove and its respective Subsidiaries, taken as a whole or materially and adversely affects the ability of Grove to timely perform its obligations under this Subscription Agreement (collectively, a “Grove Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Grove or any of its Subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Grove or any of its Subsidiaries or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Grove Material Adverse Effect. Grove has obtained all consents required of Grove for the consummation of the transactions contemplated hereby.
2.2.5.Neither Grove, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of Grove nor solicited any offers to buy any security under circumstances that would adversely affect reliance by Grove on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of any of the Securities under the Securities Act.
2.2.6.Neither Grove, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Securities and neither Grove, nor any person acting on its behalf has offered any of the Securities in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
2.2.7.As of the date of this Subscription Agreement, the authorized share capital of Grove consists of 900,000,000 shares of capital stock, (i) 600,000,0000 of which are designated as Class A Common Stock, (ii) 200,000,000 of which are designated Class B Common Stock, (iii) 100,000,000 of which are designated as preferred stock, each $0.0001 par value per share (the “Preferred Stock”). As of the date hereof, 33,899,853 shares of Class A Common Stock, 5,451,863 shares of Class B Common Stock, and 10,000 of Series A Preferred are issued and outstanding. Without limiting the foregoing, Section 2.2.7 of the Disclosure Schedule sets forth the capitalization of the Company as of September 20, 2024, including the number of shares of Class A Common Stock, Class B Common Stock and Preferred Stock: (i) issued and outstanding; (ii) issuable upon exercise or conversion of options, warrants, restricted unit awards, purchase rights, indebtedness and other securities, in each case, whether or not vested (and the exercise, conversion or exchange price therefor); (iii) reserved for issuance (directly or indirectly) pursuant to any equity incentive plans; and (iv) issuable pursuant to earnout or similar provisions. Section 2.2.7 of the Disclosure Schedule is true, correct and complete in all material respects.
2.2.8.All issued and outstanding shares of capital stock of Grove have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights.
2.2.9.Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, (i) no registration under the Securities Act is required for the offer and sale of the Securities by Grove to Subscriber and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Grove in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws.
2.2.10.As of the date hereof, there are no pending or, to the knowledge of Grove, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Grove Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment, any open injunction, or any decree, ruling or order of any governmental authority or arbitrator outstanding against or binding upon Grove, which would, individually or in the aggregate, reasonably be expected to have a Grove Material Adverse Effect.
2.2.11.Grove is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Grove of this Subscription Agreement (including, without limitation, the issuance of the applicable Securities), other than (i) filings with the Commission (as defined below) of a Form 8-K (disclosing the transactions contemplated hereby) and a Form D, (ii) notice filings required by applicable state securities laws, (iii) filings required in accordance with Section 5 of this Subscription Agreement, (iv) filing of a supplemental listing application with the New York Stock Exchange (the “NYSE”) and (v) filings, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Grove Material Adverse Effect.
2.2.12.Grove has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by Grove with the Commission since January 1, 2023 and prior to the date of this Subscription Agreement (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. As of their respective dates, all SEC Documents required to be filed by Grove with the Commission prior to the date hereof complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under Securities Act or the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Grove included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of Grove as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP); except, in each case, as set forth in any subsequent SEC Document filed or furnished with the SEC on or prior to the date hereof. At least one year has elapsed since date on which Grove filed with the SEC a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting Grove’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.
2.2.13.No broker, finder or other financial consultant has acted on behalf of Grove in connection with this Subscription Agreement or the transactions contemplated hereby.
2.2.14.Grove is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Grove, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Grove is a party or by which such Grove’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Grove or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Grove Material Adverse Effect.

2.2.15.Grove is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, be reasonably likely to have a Grove Material Adverse Effect.
2.2.16.As of the date hereof, the issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NYSE under the symbol “GROV”. Grove is in compliance with all applicable NYSE continued listing requirements. There is no suit, action, proceeding or investigation pending or, to the knowledge of Grove, threatened against Grove by NYSE or the Commission with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate, or otherwise with respect to, the listing of the Class A Common Stock on NYSE and Grove has not received any notice of, nor to Grove’s knowledge is there any reasonable basis for, the delisting of the Class A Common Stock. Grove has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act or the listing of the Class A Common Stock on the NYSE.
2.2.17.The execution, delivery and performance of this Subscription Agreement by Grove and the consummation by Grove of the transactions contemplated hereby and thereby (including the issuance of the Securities) will not result in any noncompliance by Grove with any NYSE requirements or require stockholder approval.
2.2.18.There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Grove or its Subsidiaries are or may reasonably be expected to become a party or to which any property of Grove or its Subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Grove Material Adverse Effect.
2.2.19.Neither Grove nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by Grove on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.
2.2.20.Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 2.1, the offer and sale of the Securities to the Subscriber as contemplated hereby is exempt from the registration requirements of the Securities Act. The issuance and sale of the Securities does not contravene the rules and regulations of NYSE.
2.2.21.Grove has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to Grove, including its Subsidiary, is made known to Grove’s principal executive officer and its principal financial officer by others within those entities. Since the end of Grove’s most recent audited fiscal year, except as described in the SEC Documents, there have been no significant deficiencies or material weaknesses in Grove’s internal control over financial reporting (whether or not remediated) and no change in Grove’s internal control over financial reporting that has materially affected, or would reasonably be expected to, individually or in the aggregate, materially affect, Grove’s internal control over financial reporting. Grove is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to, individually or in the aggregate, materially affect, Grove’s internal control over financial reporting.
2.2.22.Grove is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
2.2.23.The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Grove Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Grove Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, except as would not cause a Grove Material Adverse Effect.
2.2.24.Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Grove Material Adverse Effect.
2.2.25.The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Grove Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
2.2.26.Except as would not cause a Grove Material Adverse Effect, the Company (or its Subsidiaries) have indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
2.2.27.The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Grove Material Adverse Effect.
2.2.28.Except as would not cause a Grove Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.
2.2.29.The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
2.2.30.Except as would not have a Grove Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Grove Material Adverse Effect.
2.2.31.Except as not required to be disclosed pursuant to applicable laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.
2.2.32.The Company is not obligated to offer the Securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.
2.2.33.Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.
2.2.34.Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of

Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or applicable laws by any Person (including any Person participating in the transactions contemplated by this Subscription Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.
2.2.35.The Board of Directors has waived the provisions of Section 203 of the Delaware General Corporation Law with respect to the issuance of the Securities to the Subscriber. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation, Bylaws or other organizational documents or the laws of the State of Delaware which is or could reasonably be expected to become applicable to any Subscriber as a result of the transactions contemplated by this Subscription Agreement, including, without limitation, the Company’s issuance of the Securities and any Subscriber’s ownership of the Securities.
3.Closing. The closing of the subscription contemplated hereby (the “Closing”) shall occur on the date hereof (such date, the “Closing Date”). At the Closing, (i) Subscriber shall pay or cause to be paid to Grove, by wire transfer of United States dollars in immediately available funds to an account designated in writing by Grove, the Cash Purchase Price and (ii) Grove shall issue to Subscriber (or the funds and accounts designated by Subscriber if so designated by Subscriber, or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, the Subscribed Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Subscribed Shares, unless otherwise determined by Grove, shall be uncertificated, with record ownership reflected only in the register of shareholders of Grove. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.
4.Conditions to Subscription.
4.1.Conditions to Closing of Grove. Grove’s obligations to sell and issue the Subscribed Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Grove, on or prior to the Closing Date, of each of the following conditions:
4.1.1.The representations and warranties made by Subscriber in Section 2.1 shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date.
4.1.2.Subscriber shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing.
4.1.3.There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Subscription Agreement.
4.2.Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Subscribed Shares and the completion of the Cancellation at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:
4.2.1.The representations and warranties made by Grove in Section 2.2 shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Grove Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Grove Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date.
4.2.2.Grove shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Grove at or prior to the Closing. Grove shall have delivered to Subscriber a certificate in customary form from an executive officer of Grove certifying as to the satisfaction of the conditions set forth in Sections 4.2.1 and 4.2.2 of this Subscription Agreement prior to the Closing.
4.2.3.There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.
4.2.4.No suspension of the qualification of the Class A Common Stock for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Class A Common Stock on the NYSE, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Conversion Shares shall be approved for listing on the NYSE, subject to official notice of issuance.
4.2.5.The Company shall have filed the Amended and Restated Certificate of Designation with the Secretary of State of the State of Delaware.
4.2.6.Sidley Austin LLP, counsel to the Company, shall have delivered an opinion, dated as of the Closing Date, in a form reasonably acceptable to Subscriber.
4.2.7.Since the date of execution of this Subscription Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Grove Material Adverse Effect.
5.Registration Statement.
5.1.Filing and Effectiveness.
5.1.1.Grove agrees that within 30 days after the Closing (the “Filing Date”), Grove will file with the Commission (at Grove’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Registrable Securities (as defined below) on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and Grove shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 75th calendar day if the Commission notifies Grove that it will “review” the Registration Statement) following the Filing Date, but in any event, no later than ten business days following the Commission indicating that it has no further comments on the Registration Statement (such date, the “Effectiveness Deadline”). “Registrable Securities” means (1) the Conversion Shares (without giving effect to any limitations on exercise set forth in the Amended and Restated Certificate of Designation), (2) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, and (3) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any of the foregoing. For purposes of clarification, any failure by Grove to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Grove of its obligations to file or effect the Registration Statement as set forth above in this Section 5. For purposes of this Section 5, “Subscriber” shall include any person to which the rights under this Section 5 shall have been duly assigned.

Grove will provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement. Subject to any comments from the Commission, the Registration Statement shall contain a “plan of distribution” reasonably acceptable to Subscriber and in no event shall Subscriber be identified as an underwriter in the Registration Statement unless requested by the Commission and consented to by Subscriber. If the Commission requests that Subscriber be identified as an underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement.
5.2.In the case of Registration Statement effected by Grove pursuant to this Subscription Agreement, Grove shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, Grove shall:
5.2.1.except for such times as Grove is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep the Registration Statement, and any qualification, exemption or compliance under state securities laws which Grove determines to obtain, continuously effective and available for the resale of all of the Registrable Securities, and to keep the Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Grove to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided, that for as long as Grove is required to keep the Registration Statement effective pursuant to the immediately preceding sentence, Grove will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell the Subscribed Shares pursuant to the Registration Statement.
5.2.2.advise Subscriber, as promptly as practicable but in any event within two (2) Business Days:
(a)when the Registration Statement or any post-effective amendment thereto has become effective;
(b)of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;
(c)of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(d)of the receipt by Grove of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(e)subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
5.2.3.use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable; and
5.2.4.upon the occurrence of any event contemplated in Section 5.2.2(e), except for such times as Grove is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, Grove shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post- effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
5.3.Notwithstanding anything to the contrary in this Subscription Agreement, Grove shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the filing, effectiveness or continued use of the Registration Statement would require Grove to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board of Directors, after consultation with counsel to Grove, (a) would be required to be made in the Registration Statement in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) Grove has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that Grove may not delay or suspend the Registration Statement on more than two occasions, for a period not to exceed 45 consecutive calendar days, or more than 60 total calendar days, in each case, during any twelve- month period or less than 45 days following the expiration of any prior suspension pursuant to this Section 5.3. Upon receipt of any written notice from Grove (which notice shall not contain any material non-public information regarding Grove and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or any other exemption from registration under the Securities Act and the consummation of any sale pursuant to a contract entered into, or order placed, by any holder prior to the delivery of such notice) until Subscriber receives copies of a supplemental or amended prospectus (which Grove agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Grove that it may resume such offers and sales (which notice shall not contain any material non-public information regarding Grove and which notice shall not be subject to any duty of confidentiality).
5.4.Subscriber may deliver written notice (including via email in accordance with Section 8.2) (an “Opt-Out Notice”) to Grove requesting that Subscriber not receive notices from Grove otherwise required by Section 5.2; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Grove shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Grove in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5.4) and the related suspension period remains in effect, Grove will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to Grove, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material non-public information regarding Grove and which notice shall not be subject to any duty of confidentiality).
5.5.The parties agree that:
5.5.1.Grove shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of the Subscriber, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement (or incorporated by reference therein), prospectus included in the Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by Grove of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except insofar as the same are caused by or contained in any information furnished in writing to Grove by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 5.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Grove (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Grove be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in the Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by Grove in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Grove, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 5.3. Grove shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Grove is aware.
5.5.2.Subscriber agrees to indemnify and hold harmless, to the extent permitted by law, Grove, its directors, officers, employees and agents and each person who controls Grove (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus included in the Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of

Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.
5.5.3.Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
5.5.4.The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.
5.5.5.If the indemnification provided under this Section 5.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5.5 shall be individual, not joint and several, and in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.
5.6.Piggyback Registration.
5.6.1.Whenever the Company proposes to register the offer and sale of any shares of its Class A Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) business days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 5.6.2 and Section 5.6.3, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within five (5) business days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).
5.6.2.If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback

Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Class A Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Class A Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Class A Common Stock which can be sold in such offering and/or that the number of shares of Class A Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Class A Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Class A Common Stock that the Company proposes to sell; (ii) second, the shares of Class A Common Stock requested to be included therein by the parties of that certain Amended and Restated Registration Rights Agreement, dated June 16, 2022, by and among the Company and the other parties thereto, (iii) third, the shares of Class A Common Stock requested to be included therein by holders of Registrable Securities hereunder, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iv) fourth, the shares of Class A Common Stock requested to be included therein by holders of Class A Common Stock other than the holders of Series A' Registrable Securities, allocated among such holders in such manner as they may agree.
5.6.3.If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Class A Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Class A Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Class A Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Class A Common Stock which can be sold in such offering and/or that the number of shares of Class A Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Class A Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Class A Common Stock requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Class A Common Stock other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Class A Common Stock requested to be included therein by other holders of Class A Common Stock, allocated among such holders in such manner as they may agree.
5.6.4.The Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with any Piggyback Registration or Piggyback Shelf Takedown.
6.Antitrust.

6.1.If Subscriber determines that the issuance of Securities is subject to notification under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations promulgated thereunder (collectively, the “HSR Act”), each of Grove and Subscriber agrees to (i) file its respective notification under the HSR Act within ten (10) Business Days of Subscriber informing Grove of its determination that a notification is required in connection with such exercise; (ii) cooperate with the other party in the other party’s preparing and making such submission and any responses to inquiries of the Federal Trade Commission (“FTC”) and/or Department of Justice (“DOJ”); and (iii) prepare and make any submission required to be filed by Grove or Subscriber, as applicable, under the HSR Act and respond to inquiries of the FTC and DOJ in connection therewith. Grove shall pay the costs of any required filing fees for any such submissions under the HSR Act.
6.2.No party hereto shall take any action that would reasonably be expected to adversely affect or materially delay the approval of any governmental authority, or the expiration or termination of any waiting period of any required filings or applications under Antitrust Laws, including by agreeing to merge with or acquire any other person or acquire a substantial portion of the assets of or equity in any other person. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the issuances referenced in Section 6.1, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
7.Forfeit and Termination of Warrants.
7.1.At the Closing, the Subscriber hereby agrees that notwithstanding anything to the contrary contained in those certain Warrants to Purchase Class A Common Stock, dated as of April 11, 2023, issued to Subscriber as Warrant No. 101 and 102 (collectively, the “Warrants”)shall be automatically forfeited, extinguished and cancelled without the right to receive any consideration except as provided herein.
7.2.Any provisions contained in the Warrants and August 2023 Subscription Agreement that may require notice in connection with their forfeit and cancellation are hereby waived. As of the Closing, the Subscriber and its Affiliates, as applicable, hereby waive any and all other rights, claims, and actions they have or may have in connection with the Warrants, including, without limitation, rights or claims to purchase shares or other securities of Grove that have arisen or may arise in connection with the Warrants and any related registration rights, information rights, or other contractual rights.
8.Miscellaneous.
8.1.Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Subscription Agreement.

8.1.1.Subscriber acknowledges that Grove will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify Grove if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Grove acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by Grove contained in this Subscription Agreement. Prior to the Closing, Grove agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties made by Grove set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Grove shall notify Subscriber if they are no longer accurate in any respect).
8.1.2.Each of Grove and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
8.1.3.Each of Subscriber and Grove shall pay all of their own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to the Registration Statement are for the account of Grove, and Grove shall be responsible for the fees of its transfer agent and all of DTC’s fees associated with the issuance of the Subscribed Shares); provided, that Grove shall pay up to $175,000 of Subscriber’s legal and other customary out-of-pocket expenses incurred in connection with the transactions contemplated by this Subscription Agreement.
8.1.4.Each of Subscriber and Grove shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the Closing on the date hereof on the terms set forth herein.
8.2.Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(i)    if to Subscriber:
Volition Capital Fund IV, L.P.
177 Huntington Avenue, 16th Floor Boston, MA 02115
Attention: Mike Wilkens
Email: REDACTED--------------------------------------

with a copy (which copy shall not constitute notice) to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
One Marina Park Drive, Suite 900
Boston, Massachusetts 02210
Attention: Keith J. Scherer
Email: REDACTED--------------------------------------

(ii)    if to Grove:

Grove Collaborative Holdings, Inc. 1301 Sansome St.
San Francisco, California 94111
Attention: Sergio Cervantes
Email:    REDACTED--------------------------------------

with a copy to:
Sidley Austin LLP 1001 Page Mill Road Building 1
Palo Alto, California 94304
Attention: Martin A. Wellington
Email:    REDACTED--------------------------------------

8.3.Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.
8.4.Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.
8.5.Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 5) may be transferred or assigned without the prior written consent of the Subscriber and Grove; provided that (i) all or a portion of Subscriber’s rights and obligations hereunder (including Subscriber’s rights to purchase the Subscribed Shares) may be assigned to one or more of its affiliates (including any fund or account managed by the same investment manager as Subscriber), or by an affiliate of such investment manager, without the prior consent of Grove, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and (ii) the Subscriber’s rights under Section 5 may be assigned to any transferee of any Registrable Securities; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.
8.6.Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as otherwise provided herein, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.
8.7.Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules or principles of conflicts of law that would result in the application of the substantive law of any other jurisdiction.
8.8.Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8.8 party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH

LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
8.9.Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
8.10.No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
8.11.Remedies.
8.11.1.The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 8.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 8.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
8.11.2.The parties acknowledge and agree that this Section 8.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.
8.12.Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing.
8.13.Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
8.14.Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
8.15.Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.
8.16.Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.
9.Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation,

other than the representations and warranties of Grove expressly set forth in this Subscription Agreement, in making its investment or decision to acquire the Subscribed Shares.
10.Additional Agreements.
10.1.From and after the date hereof or such earlier time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of Grove to the public without registration are available to holders of Class A Common Stock and for so long as Subscriber holds the Subscribed Shares, Grove agrees to:
10.1.1.make and keep public information available, as those terms are understood and defined in Rule 144;
10.1.2.file with the Commission in a timely manner all reports and other documents required of Grove under the Securities Act and the Exchange Act so long as Grove is and remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
10.1.3.furnish to Subscriber so long as it owns Registrable Securities, as promptly as practicable upon request, (x) a written statement by Grove, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.
Grove shall, if requested by the Subscriber (i) cause the removal of all restrictive legends (and stop transfer or similar instructions), including legends related to compliance with the securities laws from the Securities, (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends (and stop transfer or similar instructions) in such circumstances may be effected in compliance under the Securities Act, and (iii) issue the applicable Securities without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at Subscriber’s option, within two (2) Business Days of such request, if (A) such Securities may be sold by the Subscriber without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, (B) the Subscriber has sold or transferred, or is selling substantially contemporaneously with such request, Securities pursuant to a registration statement under the Securities Act or in compliance with Rule 144, (C) while a registration statement covering the sale or resale of such securities is effective under the Securities Act, or (D) if Subscriber certifies that it is not an “affiliate” (within the meaning of Rule 144) and that its holding period for purposes of Rule 144 is at least six (6) months. Grove’s obligation to remove legends under this paragraph may be conditioned upon the Subscriber providing such customary representations and certifications (including, in the case of a sale pursuant to Rule 144, broker representation letters) as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws under similar circumstances.
10.2.At any time after the date hereof, for so long as Subscriber and its Affiliates owns a number of shares of Class A Common Stock equal to at least 20% of the aggregate number of shares of Class A Common Stock issued or issuable upon the conversion of the Series A' Preferred purchased hereunder and the Series A Preferred purchased under the August 2023 Subscription Agreement (without regard to any limitations of conversion), if the Company proposes to offer or sell any New Securities (each, a “Subsequent Financing”), the Company shall offer such New Securities to Subscriber as follows:
10.2.1.The Company shall give notice (the “Offer Notice”) to Subscriber (y) in the case of a private placement of New Securities, no later than five (5) Business Days prior to the date of a definitive agreement related thereto and (z) in the case of a registered offering of New Securities, on the date of the final prospectus related thereto, in each case, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities; provided, however, that in the event of a private placement, the Offer Notice shall include such information regarding the number of New Securities to be offered and the price and terms of such offering that is known to the Company at such time of delivery of the Offer Notice, with such additional information to be provided promptly after such additional information becomes available to the Company. By executing this Subscription Agreement, Subscriber acknowledges that the Offer Notice may constitute material non-public information of the Company and agrees not to trade in the securities of the Company until the Company has either confirmed in writing to the Subscriber that the transaction with respect to the Subsequent Financing has been abandoned or has publicly disclosed its intention to issue the New Securities in the Subsequent Financing, which the Company shall do promptly.
10.2.2.By notification to and received by the Company within five (5) Business Days after the date the Offer Notice is given (the “Notice Termination Time”), Subscriber may elect to purchase or otherwise acquire in a separate private placement, at the price and on the terms specified in the Offer Notice, up to such number of New Securities which equals the proportion that the Class A Common Stock then held by Subscriber (on an as converted basis without regard to any limitations on conversion) bears to the total Class A Common Stock of the Company then outstanding, assuming the sale of New Securities in the Subsequent Financing (the “Pro Rata Percentage”), with a right of oversubscription if any other holder elects to not purchase their full Pro Rata Percentage. If the Company receives no such notice from Subscriber as of such Notice Termination Time, Subscriber shall be deemed to have notified the Company that it does not elect to participate in such private placement. Any offer made pursuant to Section 10.2.1 or sale pursuant to this Section 10.2.2 shall be made without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as a transaction not involving a public offering. The closing of any sale pursuant to this Section 10.2.2 shall be subject to the closing of the Subsequent Financing and must occur within the later of 30 calendar days of (i) the date that the Offer Notice is given and (ii) the date of the initial sale of New Securities pursuant to the Subsequent Financing.
10.2.3.The rights in this Section 10.2 shall not be applicable to:
(a)shares of Class A Common Stock or Derivative Securities issued in connection with any merger, acquisition, or business combination;
(b)shares of Class A Common Stock or Derivative Securities issued in connection with any commercial transaction approved by the Board of Directors (including but not limited to the licensing of technology and intellectual property);
(c)shares of Class A Common Stock or Derivative Securities issued as a dividend, stock split, reverse stock split, split-up or other distribution on shares of Class A Common Stock;
(d)shares of Class A Common Stock or Derivative Securities issued to employees or directors of, or consultants or advisors or contractors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors or the compensation committee of the Board of Directors, including inducement awards issued pursuant to applicable NYSE rules;
(e)shares of Class A Common Stock or Derivative Securities actually issued upon the exercise, conversion, exchange or settlement of currently outstanding Derivative Securities, provided such issuance is pursuant to the terms of such Derivative Security;
(f)shares of Class A Common Stock or Derivative Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, or real property leasing transaction approved by the Board of Directors;
(g)shares of Class A Common Stock issued pursuant to at-the-market or equity line of credit programs; and
(h)shares of Class A Common Stock issued pursuant to an employee stock purchase plan.
10.2.4.Notwithstanding anything herein to the contrary, Subscriber may not exercise its rights pursuant to this Section 10.2 in a manner or situation that would require the Company to obtain a vote of its stockholders under applicable NYSE rules. To the extent the Company would be required to obtain a vote of its stockholders under applicable NYSE rules for the Subscriber to purchase its Pro Rata Percentage, the

Company will use commercially reasonable efforts to structure the transaction between the Subscriber and the Company in a manner that allows the Subscriber to purchase its Pro Rata Percentage (or such greater amount contemplated by Section 10.2.4), with rights, preferences and privileges substantially consistent and on par with the terms of the Subsequent Financing.
10.3.Subscriber’s designee on the Board of Directors is currently, and as of Closing shall be, Larry Cheng (and may be another individual designated by the Subscriber (including in the event its designee is unable to serve, or no longer serves, as a director for any reason), which other individuals are acceptable to the Company), and such designee shall be nominated for reelection at the time their term is set to expire (the “Board Representation Right”) Subscriber shall retain its Board Representation Right for so long as Subscriber and its Affiliates owns a number of shares of Class A Common Stock equal to at 20% of the aggregate number of shares of Class A Common Stock issued or issuable upon the conversion of the Series A' Preferred purchased hereunder and the Series A Preferred purchased under the August 2023 Subscription Agreement (without regard to any limitations of conversion); provided that such Board Representation Right shall be subject to compliance with applicable NYSE rules. Immediately following the appointment of the Subscriber’s designee to the Company’s Board of Directors, the Company shall (a) add such designee as a covered party under the Company’s current director and officer insurance policy, and (b) deliver to such designee an indemnification agreement, duly executed by the Company and in the same form entered into by the Company with each of the Company’s other directors. The director appointed pursuant to the Board Representation Right shall have the right, but not obligation, to be a member of any committee of the Board of Directors or analogous governing body (subject to any independence or qualification requirements). If the director appointed pursuant to the Board Representation Right is not a member of any committee of the Board of Directors, such director shall be entitled, in such person’s discretion, to attend all meetings of and receive all materials distributed to members of any such committee.
10.4.So long as Subscriber retains the Board Representation Right, the Company shall invite a representative of the Subscriber, to be mutually agreed upon by the Company, to attend all meetings of the Board of Directors in a nonvoting observer capacity, and, in this respect, the Company shall give such observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if Subscriber or its representative is a competitor of the Company. The current observer designated by Subscriber is Jim Ferry.
10.5.The Subscriber shall be entitled to consult with and advise the Company’s senior management with respect to business and financial matters and shall have the right to periodically inspect the Company’s financial books and records at the Company’s facilities (or electronically) at reasonable times and upon reasonable advance notice.
10.6.Subscriber has deputized Larry Cheng as its representative on the Board of Directors (the “Deputization”) and intends to, and will rely on, to the extent applicable, Rule 16b-3 under the Exchange Act (the “Director Deputization”) and will notify the Company if it intends to revoke the Director Deputization (the “Deputization Notification”). The Company will not take a contrary position to the Director Deputization while Larry Cheng is a member of the Company’s Board of Directors unless and until the Company receives a Deputization Notification.
11.Definitions. In addition to the terms defined elsewhere in this Subscription Agreement, for the purposes of this Subscription Agreement, the following terms have the meanings set forth in this Section 11:
11.1.“Affiliates” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
11.2.“Antitrust Laws” means any laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act.
11.3.“Associates” has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.
11.4.“August 2023 Subscription Agreement” means that certain Subscription Agreement, by and between the Company and Volition Capital Fund IV, L.P., dated as of August 11, 2023.
11.5.“Board of Directors” means the board of directors of the Company.
11.6.“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Class A Common Stock, including options, warrants, restricted stock units, deferred stock units or performance-based stock units.
11.7.“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
11.8.“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or any agency or subdivision thereof) or other entity of any kind.

11.9.“Amended and Restated Certificate of Designation” means the certificate of designations setting forth the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred and Series A' Preferred in the form attached hereto as Exhibit A.
[Signature Page Follows]

IN WITNESS WHEREOF, each of Grove and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.
GROVE COLLABORATIVE HOLDINGS, INC.
By:    /s/ Jeff Yurcisin
Name: Jeff Yurcisin
Title:    Chief Executive Officer

IN WITNESS WHEREOF, each of Grove and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.
VOLITION CAPITAL FUND IV, L.P.
By:    Volition Capital Advisors IV, LLC,
its General Partner
By:    /s/ Larry Cheng
Name: Larry Cheng
Title: Managing Partner

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
A.QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
1☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).
2☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***
B.INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”
2☐ We are not a natural person.
*** AND ***
C.AFFILIATE STATUS
(Please check the applicable box) SUBSCRIBER:
☐    is:
☐    is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the issuer or acting on behalf of an affiliate of the issuer.
This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”
☐    Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
☐    Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;
☐    Any insurance company as defined in section 2(a)(13) of the Securities Act;
☐    Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;
☐    Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;
☐    Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐    Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;
☐    Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;
☐    Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐    Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐    Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;
☐    Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
☐    Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;
☐    Any entity in which all of the equity owners are “accredited investors”;
☐    Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);
☐    Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 which was not formed for the purpose of investing in the issuer, has assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or
☐    Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office, whose prospective investment in the issuer is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the issuer, and (iii) whose prospective investment in the issuer is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.

EXHIBIT A
Amended and Restated Certificate of Designation